Exhibit 21.1
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                     SUBSIDIARIES OF GLOBESPANVIRATA, INC.
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Name                                   State of Organization
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Virata Corporation                     Delaware

GlobeSpan International Corp.          Delaware

Ficon Technology, Inc.                 New Jersey

T.sqware, Inc.                         Delaware

iCompression, Inc.                     California